________________________________________________________________________

John Hancock Investment Management Services, LLC
601 Congress Street

Boston, MA 02210

December 12, 2012

To the Trustees of:

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re:       Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto.  As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2.  We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:   _/s/ Jeffrey H. Long

         Name: Jeffrey H. Long

         Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS II

By:   _/s/ Charles A. Rizzo

         Name: Charles A. Rizzo

         Title: Chief Financial Officer

APPENDIX A

Fund Level Contractual Expense Limitations

-- The Adviser contractually  agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below.  “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.

For the following Funds the current expense limitation agreement expires on December 31, 2013 (December 31, 2014 in the case of Asia Total Return Bond Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Asia Total Return Bond Fund                                 0.15%

Short Term Government Income Fund                  0.08%

Core Diversified Growth & Income Portfolio        0.06%

Core Fundamental Holdings Portfolio                    0.06%

Core Global Diversification Portfolio                      0.06%

            Retirement Living through 2050 Portfolio             0.05%

            Retirement Choices at 2050 Portfolio                      0.05%

            Retirement Choices at 2045 Portfolio                      0.05%

Retirement Choices at 2040 Portfolio                      0.05%

Retirement Choices at 2035 Portfolio                      0.05%

Retirement Choices at 2030 Portfolio                      0.05%

Retirement Choices at 2025 Portfolio                      0.05%

Retirement Choices at 2020 Portfolio                      0.05%

Retirement Choices at 2015 Portfolio                      0.05%

Retirement Choices at 2010 Portfolio                      0.05%

7

APPENDIX B

Class Level Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense.  The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expiration Date of Expense Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012
Currency Strategies Fund	1.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.05%	N/A	November 30, 2013
Fundamental All Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)

Fundamental Large Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)
Fundamental Large Cap Value Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A, Class I and Class NAV as noted)
Global Absolute Return Strategies Fund	1.95%	N/A	2.65%	1.59%	N/A	2.00%	N/A	N/A	N/A	1.50%	N/A	November 30, 2013
International Growth Equity Fund	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 31, 2015
Emerging Markets Fund	1.75% (expires on 12/31/13)	N/A	2.45%	1.29%	2.04%	N/A	1.94%	1.64%	1.34%	1.22% (expires on 12/31/13)	N/A	December 31, 2012 (except for Class A and Class R6 as noted)
Emerging Markets Debt Fund	1.35%	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012
Floating Rate Income Fund	1.20%	1.95%	1.95%	0.95% (expires on 12/31/12)	N/A	N/A	N/A	N/A	N/A	0.81%	N/A	December 31, 2013 (except for Class I as noted)

Natural Resources Fund	1.58%	N/A	N/A	1.38%	N/A	N/A	N/A	N/A	N/A	1.28%	N/A	December 31, 2013
Strategic Income Opportunities Fund	1.17%	N/A	1.87%	N/A	N/A	1.22%	N/A	N/A	N/A	0.83%	N/A	December 31, 2013
U.S. Equity Fund	1.35%	N/A	N/A	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2013

2

APPENDIX C

Class Level Voluntary Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense.  The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Effective Date of Expense Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013 (contractual until December 31, 2012)
Emerging Markets Debt Fund	1.35%	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013 (contractual until December 31, 2012)
4

APPENDIX D

Fund Level Investment Management Fee Waivers

Global Fund

International Value Fund

Natural Resources Fund

Small Cap Opportunities Fund

Smaller Company Growth Fund

Strategic Equity Allocation Fund

The Adviser contractually  agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund.  The current expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Global Fund and March 26, 2013 in the case of Strategic Equity Allocation Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

International Opportunities Fund

Strategic Equity Allocation Fund

The Adviser voluntarily  agrees to waive its management fee for the Funds in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust. The voluntarily waiver agreement for Strategic Equity Allocation Fund takes effect immediately upon the expiration of the contractual waiver arrangement for the Fund set forth in the paragraph above.

5

APPENDIX E

Retirement Living Portfolios’ Class Only Expense Limitation Agreement

Retirement Living Portfolios

-- The Adviser contractually  agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the Lifecycle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Class I), unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Portfolio	Class A	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class I
Retirement Living through 2050	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2045	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2040	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2035	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2030	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2025	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2020	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2015	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2010	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

3

APPENDIX F

Lifestyle Portfolios’ Class Only Expense Limitation Agreement

Lifestyle Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6
N/A	1.29% (Lifestyle Aggressive Portfolio only)	N/A	N/A	0.56%	N/A	N/A	N/A	0.05%

“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on April 30, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

6

APPENDIX G

Retirement Choices Portfolios’ Class Only Expense Limitation Agreement

Retirement Choices at 2050 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2010 Portfolio

-- The Adviser contractually  agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Retirement Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class R1	Class R2	Class R4	Class R6
0.75%	0.50%	0.25%	0.00%

APPENDIX H

Voluntary Advisor Waiver Agreement

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.

Blue Chip Growth Fund

Capital Appreciation Value Fund

Equity-Income Fund

Health Sciences Fund

Mid Value Fund

Real Estate Equity Fund

Science & Technology Fund

Small Company Value Fund

Spectrum Income Fund

APPENDIX I

Alternative Asset Allocation Expense Limitation Agreement

Alternative Asset Allocation Fund

The Adviser contractually   agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund.  “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.  The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

-- The Adviser contractually  agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I	Class R2	Class R6
0.66%	1.36%	0.30%	0.67%	0.20%

The Adviser contractually  agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

APPENDIX J

Voluntary Advisor Waiver Agreements

 Lifestyle Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Living Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Retirement Living Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Choices Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Retirement Choices Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Diversified Strategies Fund

The Adviser voluntarily  agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.70% of the Fund’s first $1.0 billion of average annual net assets and 0.675% of the Fund’s average annual net assets in excess of $1.0 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

Alternative Asset Allocation Fund

The Adviser voluntarily  agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.60% of the Fund’s average annual net assets.   The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

Funds Listed in Attachment A

The Adviser voluntarily  agrees to reduce its management fee for each Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A.  “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.  This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

Platform	Fund	Fund Name	Cap %	Expiration Date
JHF II	2CZC	JHF II Active Bond Fund	0.150%	Voluntary
JHF II	2DBN	JHF II All Cap Core Fund	0.200%	Voluntary
JHF II	2CVF	JHF II All Cap Value Fund	0.200%	Voluntary
JHF II	2CK2	JHF II Alpha Opportunities Fund	0.200%	Voluntary
JHF II	2CZY	JHF II Blue Chip Growth Fund	0.200%	Voluntary
JHF II	2CVA	JHF II Capital Appreciation Fund	0.200%	Voluntary
JHF II	2Y57	JHF II Capital Appreciation Value Fund	0.200%	Voluntary
JHF II	2Y73	JHF II China Emerging Leaders	0.250%	Voluntary
JHF II	2CZS	JHF II Core Bond Fund	0.150%	Voluntary
JHF II	2Y55	JHF II Currency Strategies Fund	0.150%	Voluntary
JHF II	2Y7C	JHF II Diversified Strategies Fund	0.100%	Voluntary
JHF II	2Y38	JHF II Emerging Markets Debt Fund	0.150%	Voluntary
JHF II	2DCN	JHF II Emerging Markets Fund	0.250%	Voluntary
JHF II	2CZ0	JHF II Equity-Income Fund	0.200%	Voluntary
JHF II	2DCU	JHF II Floating Rate Income	0.150%	Voluntary
JHF II		JHF II Fundamental Global Franchise Fund	0.250%	Voluntary
JHF II	2CVB	JHF II Fundamental Value Fund	0.200%	Voluntary
JHF II	2Y68	JHF II Fundamental All Cap Core Fund	0.200%	Voluntary
JHF II	2Y69	JHF II Fundamental Large Cap Core Fund	0.200%	Voluntary
JHF II	2Y70	JHF II Fundamental Large Cap Value Fund	0.200%	Voluntary
JHF II	2Y76	JHF II Absolute Return Strategies	0.200%	Voluntary
JHF II	2CZ1	JHF II Global Bond Fund	0.150%	Voluntary
JHF II	2Y33	JHF II Global High Yield Fund	0.150%	Voluntary
JHF II	2DBH	JHF II Global Real Estate Fund	0.250%	Voluntary
JHF II	2Y74	JHF II Health Sciences Fund	0.200%	Voluntary
JHF II	2DAD	JHF II Heritage Fund	0.200%	Voluntary
JHF II	2DBM	JHF II High Income Fund	0.150%	Voluntary
JHF II	2CZ5	JHF II High Yield Fund	0.150%	Voluntary
JHF II		JHF II International Growth Equity Fund	0.250%	Voluntary
JHF II		JHF II International Growth Opportunities Fund	0.250%	Voluntary
JHF II	2Y53	JHF II International Growth Stock Fund	0.250%	Voluntary
JHF II	2CZR	JHF II International Opportunities Fund	0.250%	Voluntary
JHF II	2CZ4	JHF II International Small Cap Fund	0.250%	Voluntary
JHF II	2DBF	JHF II International Small Company Fund	0.250%	Voluntary
JHF II	2CZ8	JHF II International Value Fund	0.250%	Voluntary
JHF II	2CZW	JHF II Investment Quality Bond Fund	0.150%	Voluntary
JHFII	2DCA	JHF II Lifecycle 2010 Portfolio	0.100%	Voluntary
JHFII	2DCB	JHF II Lifecycle 2015 Portfolio	0.100%	Voluntary
JHFII	2DCD	JHF II Lifecycle 2020 Portfolio	0.100%	Voluntary
JHFII	2DCE	JHF II Lifecycle 2025 Portfolio	0.100%	Voluntary
JHFII	2DCF	JHF II Lifecycle 2030 Portfolio	0.100%	Voluntary
JHFII	2DCG	JHF II Lifecycle 2035 Portfolio	0.100%	Voluntary
JHFII	2DCH	JHF II Lifecycle 2040 Portfolio	0.100%	Voluntary
JHFII	2DCJ	JHF II Lifecycle 2045 Portfolio	0.100%	Voluntary
JHFII	2Y59	JHF II Lifecycle 2050 Portfolio	0.100%	Voluntary
JHF II	2CVL	JHF II Lifestyle Aggressive Portfolio	0.100%	Voluntary
JHF II	2CVI	JHF II Lifestyle Balanced Portfolio	0.100%	Voluntary
JHF II	2CVG	JHF II Lifestyle Conservative Portfolio	0.100%	Voluntary
JHF II	2CVJ	JHF II Lifestyle Growth Portfolio	0.100%	Voluntary
JHF II	2CVH	JHF II Lifestyle Moderate Portfolio	0.100%	Voluntary
JHF II	2Y49	JHF II Mid Cap Growth Index Fund	0.075%	Voluntary
JHF II	2CZ7	JHF II Mid Cap Stock Fund	0.200%	Voluntary
JHF II	2DBR	JHF II Mid Cap Value Equity Fund	0.200%	Voluntary
JHF II	2Y48	JHF II Mid Cap Value Index Fund	0.075%	Voluntary
JHF II	2Y16	JHF II Mid Value Fund	0.200%	Voluntary
JHF II	2Y34	JHF II Multi-Sector Bond	0.150%	Voluntary
JHF II	2Y54	JHF II Mutual Shares Fund	0.200%	Voluntary
JHF II	2CZF	JHF II Natural Resources Fund	0.200%	Voluntary
JHF II	2DBJ	JHF II Real Estate Equity Fund	0.200%	Voluntary
JHF II	2CZB	JHF II Real Estate Securities Fund	0.200%	Voluntary
JHF II	2CZE	JHF II Real Return Bond Fund	0.150%	Voluntary
JHF II	2Y72	JHF II Redwood Fund	0.200%	Voluntary
JHF II	2DCY	JHF II Small Cap Growth Fund	0.200%	Voluntary
JHF II	2CHK	JHF II Small Cap Opportunities Fund	0.200%	Voluntary
JHF II	2Y21	JHF II Small Cap Value Fund	0.200%	Voluntary
JHF II	2DAB	JHF II Small Company Growth Fund	0.200%	Voluntary
JHF II	2CZ6	JHF II Small Company Value Fund	0.200%	Voluntary
JHF II	2CKC	JHF II Smaller Company Growth Fund	0.200%	Voluntary
JHF II	2DAG	JHF II Spectrum Income Fund	0.150%	Voluntary
JHF II	2K2K	JHF II Strategic Equity Allocation Fund	0.200%	Voluntary
JHF II	2DBP	JHF II Strategic Income Opportunities Fund	0.150%	Voluntary
JHF II	2Y30	JHF II Technical Opportunities Fund	0.200%	Voluntary
JHF II	2CZ9	JHF II Total Return Fund	0.150%	Voluntary
JHF II	2CZU	JHF II U.S. High Yield Bond Fund	0.150%	Voluntary
JHF II	2DAF	JHF II U.S. Equity Fund	0.200%	Voluntary
JHF II	2DAE	JHF II Value & Restucturing Fund	0.200%	Voluntary
JHF II	2DBY	JHF II Value Fund	0.200%	Voluntary